EXHIBIT 10.4
                                                            ------------

Date:      August 28, 2001                                          page 1

Subject:   CEO Compensation Contract (Pat McGoldrick)

     On August 15, 2001, the following Rivoli Bank CEO compensation contract will be in effect. The term of this contract will be for 3 years with a 5% annual increase in base salary after the first year. The beginning base salary shall be set at $160,000.

     Additional terms shall be:

     A. An annual bonus is available based on ROE at the end of each year as long as the bank has a CAMEL rating of 2 or better. See (Schedule A) Additionally, if the bank raises additional capital to support growth during a calendar year, the bank will adjust the bonus plan accordingly.
     B.  All bank holidays and 15 days of vacation shall be granted
     C. Directors fees will be paid for Board of Directors meetings, but no fees will be paid for committee meetings.
     D. A car allowance of $1000 will be paid monthly. All other car expenses will be not be paid by the bank.
     E. There is an existing option on 10,000 shares @ $10 per share to be executed by 11/12/2006.
     F. If for any reason, except for cause, the bank terminates this contract with Pat McGoldrick, the bank will pay 6 months of the ten existing base salary as a termination fee.
     G.  Provide for the following:
         1.  Standard bank health, dental and disability insurance
         2.  Standard bank accidental death insurance
         3.  Paid for reasonable job related expenses
         4.  Paid for dues and fees for civic clubs
         5.  Paid for dues at Idle Hour Country Club

     Along with this document (see Schedule B), are several contract covenants that relate to confidential information, a non-compete agreement, non-solicitation of customers, and non-solicitation of bank employees.

     The Consulting and Employment Agreement dated November 12, 1006 between Pat McGoldrick and Rivoli Bank and said Directors is hereby terminated.

         Executed at:   Rivoli Bank & Trust
                        515 Mulberry Street
                        Macon, Georgia 31201

/s/ Pat McGoldrick                  8/31/01                  President
-----------------------         ---------------           ----------------
   (Pat McGoldrick)                  (Date)                   (Title)

/s/ Tredway Shurling                8/31/01                  Chairman
-----------------------         ---------------           ----------------
   (Tred Shurling)                   (Date)                   (Title)



                                                                    page 2


                                 SCHEDULE A
                                 ----------

                              RIVOLI BANK CEO
                                 BONUS PLAN


                  BANK'S RETURN              BONUS % OF
                    ON EQUITY                BASE SALARY
                  -------------              -----------

                  10% - 10.9999*                10%
                  11% - 11.999%                 11%
                  12% - 12.999%                 12%
                  13% - 13.999%                 13%
                  14% AND ABOVE                 20%



                                                                    page 3


                                 SCHEDULE B
                                 ----------


A. CONFIDENTIAL IFORMATION: Employee agrees that while employed by the Bank, and for a period of one (1) year following termination of employment with the Bank, Employee shall not disclose, divulge or make use of any Confidential Information or trade secrets of the Bank directly or indirectly, personally or on behalf of any other person, business, corporation or entity. This covenant is not intended to and does not limit in any way Employee's duties and obligations to the Bank under statutory or case law nor to disclose or make personal use of such information.

B. NON-COMPETITION COVENANT: Employee further agrees that for the period my employment at the Bank and for 12 months from the date of voluntary or involuntary termination of such employment, I will not engage directly or indirectly (either as a principal, agent or consultant or through any corporation, firm or organization in which I am an officer, director, employee, shareholder, partner, member or be otherwise affiliated) in any sales, administrative or service activity, (which is "competitive" with those products and services provided by the Bank in the banking industry), with any individuals or businesses that have been customers of Rivoli Bank in Bibb County, Georgia for the 24 months prior to employee termination.

C. NON-SOLICITATION OF CUSTOMERS: Employee agrees that for a period of 12 months following termination of employment with the Bank, within Bib County, Georgia, Employee will not directly, or indirectly by assisting others, solicit, accept or attempt to solicit or accept any business from any of the Bank's customers, including actively sought prospective customers, with whom the Employee had material contact (i.e., dealt with, supervised, obtained confidential information concerning, or had resultant earnings on) during employment with the Bank, if such business involves the servicing or sale of business products similar to or competitive with those handled by the Bank.

D. NON-SOLICITATION OF COMPANY EMPLOYEES: Employee agrees that for a period of 12 months following termination of employment with the Bank, Employee will not directly or indirectly by assigning others, recruit or hire, or attempt to recruit or hire any other employee of the Bank or its' affiliates.